Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-254801) of our report dated April 28, 2021, relating to the financial statements of Foley Trasimene Acquisition Corp. (as restated), which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 29, 2021